5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
First Quarter Ended March 31, 2026 Operating Results

Three Month Results

•Net revenues were $528.0 million
•Net income was $101.8 million
•Adjusted EBITDA was $226.3 million

Baton Rouge, LA – May 7, 2026 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2026.

“Our year is shaping up quite nicely, with strong demand from local and particularly national customers," Lamar chief executive Sean Reilly said. "Our first-quarter results surpassed our internal forecasts, and our pacings have us trending at the top end of our previously provided guidance for full-year AFFO per diluted share. “

First Quarter Highlights

•Net revenues increased 4.5%
•Net income decreased 26.9%
•Adjusted EBITDA increased 7.7%
•AFFO increased 8.0%

First Quarter Results

Lamar reported net revenues of $528.0 million for the first quarter of 2026 versus $505.4 million for the first quarter of 2025, a 4.5% increase. Operating income for the first quarter of 2026 decreased $45.2 million to $146.1 million as compared to $191.2 million for the same period in 2025. Lamar recognized net income of $101.8 million for the first quarter of 2026 as compared to a net income of $139.2 million for the same period in 2025, a decrease of $37.4 million. The 26.9% decrease in net income for the first quarter of 2026 as compared to the same period in 2025 was primarily due to the $67.7 million gain, offset by the $13.1 million income tax expense, recorded in 2025 for the sale of Lamar’s equity interest in Vistar Media, Inc. (“Vistar”). Net income per diluted share was $1.00 and $1.35 for the three months ended March 31, 2026 and 2025, respectively.

Adjusted EBITDA for the first quarter of 2026 was $226.3 million versus $210.2 million for the first quarter of 2025, an increase of 7.7%.

Cash flow provided by operating activities was $147.4 million for the three months ended March 31, 2026 versus $127.7 million for the first quarter of 2025, an increase of $19.6 million. Free cash flow for the first quarter of 2026 was $152.4 million as compared to $121.1 million for the same period in 2025, a 25.8% increase.

For the first quarter of 2026, funds from operations, or FFO, was $167.8 million versus $156.1 million for the same period in 2025, an increase of 7.5%. Adjusted funds from operations, or AFFO, for the first quarter of 2026 was $177.5 million compared to $164.3 million for the same period in 2025, an increase of 8.0%. Diluted AFFO per share increased 7.5% to $1.72 for the three months ended March 31, 2026 as compared to $1.60 for the same period in 2025.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the first quarter of 2026 increased 3.9% over acquisition-adjusted net revenue for the first quarter of 2025. Acquisition-adjusted EBITDA for the first quarter of 2026 increased 5.2% as compared to acquisition-adjusted EBITDA for the first quarter of 2025. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2025 period for acquisitions and divestitures for the same time frame as actually owned in the 2026 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Liquidity

As of March 31, 2026, Lamar had $701.5 million in total liquidity that consisted of $662.2 million available for borrowing under its revolving senior credit facility and $39.3 million in cash and cash equivalents. There was $80.0 million in borrowings outstanding under the Company’s revolving credit facility and $242.1 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments

Subsequent to March 31, 2026, Lamar paid down $40.0 million of its outstanding borrowings under the Company’s revolving credit facility. Currently, there is $40.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, including war and armed conflicts; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by adjusted weighted average diluted common shares/units outstanding. Adjusted weighted average diluted common shares/units outstanding is calculated by adjusting the Company’s weighted average diluted common shares to add the weighted average outstanding units of Lamar Advertising Limited Partnership (“Lamar LP”), the Company’s operating partnership, that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets and investments.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, May 7, 2026 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Thursday, May 14, 2026 at 11:59 p.m. Eastern Time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 359,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 5,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2026	2025
Net revenues	$528,004	$505,430
Operating expenses (income):
Direct advertising expenses	183,590	179,622
General and administrative expenses	91,496	89,201
Corporate expenses	26,590	26,386
Stock-based compensation	11,203	10,577
Capitalized contract fulfillment costs, net	(275)	375
Depreciation and amortization	81,939	77,821
Gain on disposition of assets and investments	(12,602)	(69,785)
Total operating expense	381,941	314,197
Operating income	146,063	191,233
Other (income) expense:
Interest income	(371)	(492)
Interest expense	40,539	38,332
Equity in earnings of investee	—	(380)
	40,168	37,460
Income before income tax expense	105,895	153,773
Income tax expense	4,050	14,544
Net income	101,845	139,229
Net income attributable to non-controlling interest	558	474
Net income attributable to controlling interest	101,287	138,755
Preferred stock dividends	91	91
Net income applicable to common stock	$101,196	$138,664
Earnings per share:
Basic earnings per share	$1.00	$1.35
Diluted earnings per share	$1.00	$1.35
Weighted average common shares outstanding:
Basic	101,373,840	102,437,911
Diluted	101,451,145	102,797,307
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$226,328	$210,221
Interest, net	(38,475)	(36,317)
Current tax expense	(2,272)	(22,812)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(33,140)	(29,887)
Free cash flow	$152,350	$121,114

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	March 31, 2026	December 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$39,273	$64,812
Working capital deficit	$(308,585)	$(334,320)
Total assets	$6,913,348	$6,931,954
Total debt, net of deferred financing costs (including current maturities)	$3,495,062	$3,418,907
Total stockholders’ equity	$981,694	$1,024,779

	Three Months Ended March 31,
	2026	2025
Selected Cash Flow Data:
Cash flows provided by operating activities	$147,390	$127,745
Cash flows (used in) provided by investing activities	$(79,394)	$65,426
Cash flows used in financing activities	$93,427	$206,522

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025
Reconciliation of Cash Flows Provided By Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$147,390	$127,745
Changes in operating assets and liabilities	40,643	24,167
Total capital expenditures	(33,140)	(29,887)
Preferred stock dividends	(91)	(91)
Capitalized contract fulfillment costs, net	(275)	375
Other	(2,177)	(1,195)
Free cash flow	$152,350	$121,114

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$101,845	$139,229
Interest income	(371)	(492)
Interest expense	40,539	38,332
Equity in earnings of investee	—	(380)
Income tax expense	4,050	14,544
Operating income	146,063	191,233
Stock-based compensation	11,203	10,577
Capitalized contract fulfillment costs, net	(275)	375
Depreciation and amortization	81,939	77,821
Gain on disposition of assets and investments	(12,602)	(69,785)
Adjusted EBITDA	$226,328	$210,221

Capital expenditure detail by category:
Billboards - traditional	$5,928	$6,046
Billboards - digital	13,131	16,076
Logo	4,441	2,606
Transit	502	588
Land and buildings	1,126	310
Operating equipment	8,012	4,261
Total capital expenditures	$33,140	$29,887

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$528,004	$505,430	4.5%
Acquisitions and divestitures	—	2,765
Acquisition-adjusted net revenue	528,004	508,195	3.9%
Reported direct advertising and G&A expenses	275,086	268,823	2.3%
Acquisitions and divestitures	—	(2,207)
Acquisition-adjusted direct advertising and G&A expenses	275,086	266,616	3.2%
Outdoor operating income	252,918	236,607	6.9%
Acquisition and divestitures	—	4,972
Acquisition-adjusted outdoor operating income	252,918	241,579	4.7%
Reported corporate expense	26,590	26,386	0.8%
Acquisitions and divestitures	—	(49)
Acquisition-adjusted corporate expenses	26,590	26,337	1.0%
Adjusted EBITDA	226,328	210,221	7.7%
Acquisitions and divestitures	—	5,021
Acquisition-adjusted EBITDA	$226,328	$215,242	5.2%

(a)Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2025 for acquisitions and divestitures for the same time frame as actually owned in 2026.

	Three Months Ended March 31,
	2026	2025	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$101,845	$139,229	(26.9)%
Interest expense, net	40,168	37,840
Equity in earnings of investee	—	(380)
Income tax expense	4,050	14,544
Operating income	146,063	191,233	(23.6)%
Corporate expenses	26,590	26,386
Stock-based compensation	11,203	10,577
Capitalized contract fulfillment costs, net	(275)	375
Depreciation and amortization	81,939	77,821
Gain on disposition of assets and investments	(12,602)	(69,785)
Outdoor operating income	$252,918	$236,607	6.9%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025	% Change
Reconciliation of Total Operating Expenses to Acquisition-Adjusted Consolidated Expense:
Total operating expenses	$381,941	$314,197	21.6%
Gain on disposition of assets and investments	12,602	69,785
Depreciation and amortization	(81,939)	(77,821)
Capitalized contract fulfillment costs, net	275	(375)
Stock-based compensation	(11,203)	(10,577)
Acquisitions and divestitures	—	(2,256)
Acquisition-adjusted consolidated expense	$301,676	$292,953	3.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2026	2025
Adjusted Funds from Operations:
Net income	$101,845	$139,229
Depreciation and amortization related to real estate	77,073	73,636
Gain from sale or disposal of real estate assets and investments, net of tax	(10,561)	(56,597)
Adjustments for unconsolidated affiliates and non-controlling interest	(558)	(126)
Funds from operations	$167,799	$156,142
Straight-line expense	1,164	1,009
Capitalized contract fulfillment costs, net	(275)	375
Stock-based compensation expense	11,203	10,577
Non-cash portion of tax provision	(193)	(244)
Non-real estate related depreciation and amortization	4,866	4,185
Amortization of deferred financing costs	1,693	1,523
Capitalized expenditures-maintenance	(9,297)	(9,385)
Adjustments for unconsolidated affiliates and non-controlling interest	558	126
Adjusted funds from operations	$177,518	$164,308

Weighted average diluted common shares outstanding (1)	101,451,145	102,797,307
Adjusted weighted average diluted common shares/units outstanding(2)	103,074,560	102,797,307
Diluted AFFO per share	$1.72	$1.60

(1) Utilized to calculate earnings per share in accordance with GAAP.
(2) Utilized to calculated AFFO per share. Includes the weighted average outstanding units of Lamar LP (the Company’s operating partnership) that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.